REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Special
Investment Trust and Shareholders of Eaton
Vance Emerging Markets Fund, Eaton Vance
Real Estate Fund, Eaton Vance Greater India
Fund, Eaton Vance Large-Cap Growth Fund,
Eaton Vance Institutional Short Term Income
Fund, Eaton Vance Institutional Short Term
Treasury Fund, Eaton Vance Equity Asset
Allocation Fund, Eaton Vance Small-Cap
Value Fund, Eaton Vance Large-Cap Value
Fund, Eaton Vance Small-Cap Growth Fund,
Eaton Vance Special Equities Fund, Eaton
Vance Balanced Fund, Eaton Vance
Investment Grade Income Fund, Eaton Vance
Capital & Income Strategies Fund and Eaton
Vance Dividend Builder Fund (formerly Eaton
Vance Utilities Fund):
In planning and performing our audits of the
financial statements of Eaton Vance Emerging
Markets Fund, Eaton Vance Real Estate Fund,
Eaton Vance Greater India Fund, Eaton Vance
Large-Cap Growth Fund, Eaton Vance
Institutional Short Term Income Fund, Eaton
Vance Institutional Short Term Treasury Fund,
Eaton Vance Equity Asset Allocation Fund,
Eaton Vance Small-Cap Value Fund, Eaton
Vance Large-Cap Value Fund, Eaton Vance
Small-Cap Growth Fund, Eaton Vance Special
Equities Fund, Eaton Vance Balanced Fund,
Eaton Vance Investment Grade Income Fund,
Eaton Vance Capital & Income Strategies Fund
and Eaton Vance Dividend Builder Fund
(formerly Eaton Vance Utilities Fund)
(collectively, the "Funds") (each a fund of the
series of Eaton Vance Special Investment
Trust), as of and for the year ended December
31, 2007, in accordance with the standards of
the Public Company Accounting Oversight
Board (United States), we considered the
Funds' internal control over financial reporting,
including control over safeguarding securities, as
a basis for designing our auditing procedures for
the purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Funds' internal control over
financial reporting.  Accordingly, we express no
such opinion.
The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the
expected benefits and related costs of controls.
A fund's internal control over financial reporting
is a process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in accordance
with generally accepted accounting principles.
A fund's internal control over financial reporting
includes those policies and procedures that (1)
pertain to the maintenance of records that, in
reasonable detail, accurately and fairly reflect
the transactions and dispositions of the assets of
the funds; (2) provide reasonable assurance that
transactions are recorded as necessary to
permit preparation of financial statements in
accordance with generally accepted accounting
principles, and that receipts and expenditures of
the funds are being made only in accordance
with authorizations of management and trustees
of the funds; and (3) provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition, use, or
disposition of a fund's assets that could have a
material effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements.  Also, projections of
any evaluation of effectiveness to future periods
are subject to the risk that controls may
become inadequate because of changes in
conditions, or that the degree of compliance
with the policies or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis.  A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial
reporting, such that there is a reasonable
possibility that a material misstatement of the
fund's annual or interim financial statements will
not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies in
internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control over
financial reporting and their operation, including
controls for safeguarding securities, that we
consider to be a material weakness, as defined
above, as of December 31, 2007.
This report is intended solely for the information
and use of management and the Trustees of
Eaton Vance Special Investment Trust and the
Securities and Exchange Commission and is not
intended to be and should not be used by
anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 15, 2008